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                                                                   EXHIBIT 10.2

                      COLUMBIA FINANCIAL OF KENTUCKY, INC.
                         RECOGNITION AND RETENTION PLAN
                               AND TRUST AGREEMENT


                                    ARTICLE I
                                   DEFINITIONS

         The following words and phrases, when used in this Agreement with an initial capital letter, shall have the meanings set forth below, unless the context clearly indicates otherwise. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural:

         1.01 "Agreement" means the Columbia Financial of Kentucky, Inc., Recognition and Retention Plan and Trust Agreement.

         1.02 "Award" means a right granted to a Director or an Employee under this Plan to receive Plan Shares or their cash equivalent.

         1.03 "Bank" means Columbia Federal Savings Bank, a savings bank chartered under the laws of the United States.

         1.04 "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under this Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's estate.

         1.05     "Board" means the Board of Directors of the Corporation.

         1.06 "Committee" means the Recognition and Retention Plan Committee appointed by the Board pursuant to Article IV hereof.

         1.07     "Common Shares" means common shares of the Corporation.

         1.08 "Conversion" means the conversion of the Bank from mutual to stock form.

         1.09 "Corporation" means Columbia Financial of Kentucky, Inc., a savings and loan holding company incorporated under the laws of the State of Ohio for the purpose of holding all of the common shares of the Bank issued in connection with the Conversion, or any successor thereto.

         1.10 "Director" means any person who is a member of the Board of Directors of the Corporation, the Bank or a Subsidiary.

         1.11 "Employee" means any person who is employed by the Corporation, the Bank or a Subsidiary.

         1.12 "Person" means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         1.13 "Plan" means the Recognition and Retention Plan established by this Agreement.

         1.14 "Plan Shares" means the Common Shares held pursuant to the Trust or which may be purchased by the Trustee pursuant to this Agreement.

         1.15 "Plan Share Reserve" means the Common Shares held by the Trustee pursuant to Sections 5.02 and 5.03 of this Agreement.


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         1.16 "Recipient" means any Director or Employee who receives an Award under the Plan.

         1.17 "Subsidiaries" means subsidiaries of the Corporation or the Bank which, with the consent of the Board, agree to participate in the Plan.

         1.18     "Trust" means the trust established by this Agreement.

         1.19 "Trustee(s)" means the person(s) or entity approved by the Board pursuant to Sections 4.01 and 4.02 to hold legal title to the Plan assets for the purposes set forth herein.


                                   ARTICLE II
                       ESTABLISHMENT OF THE PLAN AND TRUST

         2.01 The Corporation hereby establishes a Recognition and Retention Plan and Trust upon the terms and subject to the conditions set forth in this Agreement.

         2.02 The Trustee hereby accepts the Trust and agrees to hold the Trust assets existing on the date of this Agreement and all additions and accretions thereto upon the terms and conditions of this Agreement.


                                   ARTICLE III
                               PURPOSE OF THE PLAN

         3.01 The purpose of the Plan is to reward and retain Directors and Employees of the Corporation, the Bank and the Subsidiaries by providing such Directors and Employees with an equity interest in the Corporation as reasonable compensation for their contributions to the Corporation, the Bank and the Subsidiaries.


                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

         4.01 ROLE OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, which shall consist of not less than three members of the Board. The Committee shall have all of the powers set forth in this Plan. The interpretation and construction by the Committee of any provisions of this Agreement or of any Award granted hereunder shall be final, conclusive and binding. The Committee shall act by the vote, or the written consent, of a majority of its members. The Committee shall report actions and decisions with respect to the Plan to the Board upon request by the Board.

         4.02 ROLE OF THE BOARD. The members of the Committee and the Trustee(s) shall be appointed or approved by and will serve at the pleasure of the Board. The Board may in its discretion from time to time remove members from or add members to the Committee and may remove, replace or add Trustee(s).

         4.03 LIMITATION ON LIABILITY. No member of the Board or the Committee, nor any Trustee, shall be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Awards granted under the Plan. If a member of the Board or of the Committee or any Trustee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by such member in such capacity under or with respect to this Plan, the Corporation shall indemnify such member against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such member in connection with such action, suit or proceeding if such member acted in good faith and in a manner such member reasonably believed to be in or not opposed to the best interests of the Corporation, the Bank and the Subsidiaries and, with respect to any criminal action or proceeding, had no reasonable cause to believe such member's conduct was unlawful.



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                                    ARTICLE V
                        CONTRIBUTIONS; PLAN SHARE RESERVE

         5.01 AMOUNT AND TIMING OF CONTRIBUTIONS. The Board shall determine the amounts (or the method of computing the amounts) to be contributed by the Corporation to the Trust. Such amounts shall be paid to the Trustee at the time of contribution. No contributions to the Trust by Directors or Employees shall be permitted.

         5.02 INVESTMENT OF TRUST ASSETS. The Trust shall not purchase a number of Common Shares equal to more than 3% of the number of Common Shares issued in connection with the Conversion, except that if the Bank's tangible capital exceeds 10%, the Trust may purchase a number of Common Shares equal to up to 4% of the Common Shares issued in connection with the Conversion. After such investment, the Common Shares shall be held by the Trustee in the Plan Share Reserve until such Common Shares are subject to one or more Awards. Any funds held by the Trust, while not invested in Common Shares, shall be invested by the Trustee in such interest-bearing account or accounts at the Bank as the Trustee shall determine to be appropriate.

         5.03 EFFECT OF ALLOCATIONS, RETURNS AND FORFEITURES UPON PLAN SHARE RESERVES. Upon the allocation of Awards under Section 6.02 of this Agreement, or the decision of the Committee to return Plan Shares to the Corporation, the Plan Share Reserve shall be reduced by the number of Plan Shares so allocated or returned. Any Plan Shares subject to an Award which is subject to forfeiture by the Recipient pursuant to Section 7.01 of this Agreement shall be retained in the Plan Share Reserve.


                                   ARTICLE VI
                            ELIGIBILITY; ALLOCATIONS

         6.01 ELIGIBILITY. Directors and Employees are eligible to receive Awards within the sole discretion of the Committee.

         6.02 ALLOCATIONS. The Committee will determine which of the Directors and Employees will be granted Awards and the number of Plan Shares covered by each Award; provided, however, that if this Agreement is implemented prior to the first anniversary of the effective date of the Conversion, the following restrictions shall apply: (a) the aggregate number of Plan Shares covered by Awards to any one Employee shall not exceed 25% of the total number of Plan Shares, and (b) Directors who are not Employees may not be awarded more than 5% of the total number of Plan Shares individually or more than 30% in the aggregate.

                    No Award shall be granted if such grant would result in a violation or possible violation of federal or state securities laws. In the event Plan Shares are forfeited for any reason or additional Plan Shares are purchased by the Trustee, the Committee may, from time to time, determine which of the Directors and Employees will be granted additional Awards to be awarded from forfeited or additional Plan Shares.

         In selecting the Directors and Employees to whom Awards will be granted and the number of shares covered by such Awards, the Committee shall consider the position, duties and responsibilities of the eligible Directors and Employees, the value of their services to the Corporation, the Bank and the Subsidiaries and any other factors the Committee may deem relevant.

         6.03 FORM OF ALLOCATION. As promptly as practicable after a determination is made pursuant to Section 6.02 of this Agreement that an Award is to be made, the Committee shall notify the Recipient in writing of the grant of the Award, the number of Plan Shares covered by the Award and the terms upon which the Plan Shares subject to the Award may be earned. The date on which the Committee determines that an Award is to be made or a later date designated by the Committee shall be considered the date of grant of the Awards. The Committee shall maintain records as to all grants of Awards under the Plan.


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         6.04 ALLOCATIONS NOT REQUIRED. None of the Directors or Employees,
either individually or as a group, shall have any right or entitlement to receive an Award under the Plan. The Committee may, with the approval of the Board, and shall, if so directed by the Board, return all Common Shares and other assets in the Plan Share Reserve to the Corporation at any time and thereafter cease issuing Awards.

         6.05 SHAREHOLDER APPROVAL. This Agreement shall be submitted to the shareholders of the Corporation at an annual or special meeting to be held no sooner than six months after the effective date of the Conversion, and, if this Agreement is implemented prior to the first anniversary of the effective date of the Conversion, no Awards shall be granted hereunder until the shareholders of the Corporation approve this Agreement.


                                   ARTICLE VII
             EARNING AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

         7.01       EARNING PLAN SHARES; FORFEITURES.

                    (a) GENERAL RULES. Unless the Committee shall specifically state a longer period of time over which Awards shall be earned and non-forfeitable at the time an Award is granted, Plan Shares shall be earned and non-forfeitable by a Recipient over a period of five years at the rate of one-fifth per year commencing on the date which is one year after the date of the grant of such Award. As Plan Shares become earned and non-forfeitable, any cash dividends, returned capital and earnings thereon shall also be earned and non-forfeitable.

                    (b) REVOCATION. Unless otherwise permitted by applicable laws and regulations, any Plan Shares and any cash dividends, returned capital and earnings thereon that have not been earned and are not non-forfeitable in accordance with Section 7.01(a) of this Agreement shall be forfeited in the event that (i) a Recipient who is a Director ceases to serve on the Board of Directors of both the Corporation and the Bank or (ii) a Recipient who is not a Director of the Corporation or the Bank ceases to be an Employee of the Corporation or the Bank, except as otherwise provided in subsection (c) of this
Section 7.01.

                    (c) EXCEPTION FOR TERMINATIONS DUE TO DEATH OR DISABILITY. All Plan Shares and cash dividends, returned capital and earnings thereon subject to an Award held by a Recipient whose service as a Director or Employee of the Corporation, the Bank or a Subsidiary terminates due to (i) death or (ii) disability (as determined by the Committee) shall be deemed fully earned and non-forfeitable as of the later of the Recipient's last day of service as a Director or as an Employee and shall be distributed as soon as practicable thereafter.

         7.02       DISTRIBUTION OF PLAN SHARES.

                    (a) TIMING OF DISTRIBUTIONS: GENERAL RULE. Except as otherwise provided in this Agreement, Plan Shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as practicable after they have been earned, together with any cash dividends, returned capital and earnings thereon with respect to Plan Shares that have been earned.

                    (b) FORM OF DISTRIBUTION. All distributions of Plan Shares, together with any shares representing stock dividends, shall be distributed in the form of Common Shares. No fractional shares shall be distributed. Payments representing cash dividends, returned capital and earnings thereon shall be made in cash.

                    (c) WITHHOLDING. The Trustee may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes and, if the amount of such cash payment is not sufficient, the Trustee may require the Recipient or Beneficiary to pay to the Trustee the amount required to be withheld as a condition of delivering the Plan Shares. The Trustee shall pay over to the Corporation, the Bank or the Subsidiary which employs or employed such Recipient or which the Recipient serves or served as a Director, any such amount withheld from or paid by the Recipient or Beneficiary.


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                    (d) REGULATORY EXCEPTIONS. Notwithstanding anything to the contrary in this Agreement, no Plan Shares, upon becoming fully earned and non-forfeitable, shall be distributed unless and until all of the requirements of all applicable laws and regulations shall have been met.

         7.03 VOTING OF PLAN SHARES. All Common Shares held by the Trustee in the Plan Share Reserve which have not yet been earned by a Recipient pursuant to
Section 7.01 of this Agreement shall be voted by the Trustee. A Recipient shall be entitled to direct the voting of Plan Shares which have been earned pursuant to Section 7.01 of this Agreement but have not yet been distributed to him.

                                  ARTICLE VIII
                                      TRUST

         8.01 TRUST. The Trustee shall receive, hold, administer, invest and make distributions and disbursements from the Trust in accordance with the provisions of the Plan and the Trust and the applicable directions, rules, regulations, procedures and policies established by the Committee pursuant to this Agreement.

         8.02 MANAGEMENT OF TRUST. The Trustee shall have complete authority and discretion with respect to the management, control and investment of the Trust, and the Trustee shall invest all assets of the Trust, except those attributable to cash dividends paid with respect to Plan Shares not held in the Plan Share Reserve, in Common Shares to the fullest extent practicable, and except to the extent that the Trustee determines that the holding of monies in cash or cash equivalents is necessary to meet the obligations of the Trust. The Trustee shall have the power to do all things and execute such instruments as may be deemed necessary or proper, including the following powers:

                    (a) To invest up to 100% of all Trust assets in Common Shares without regard to any law now or hereafter in force limiting investments for Trustees or other fiduciaries. The investment authorized herein may constitute the only investment of the Trust, and, in making such investment, the Trustee is authorized to purchase Common Shares from the Corporation or from any other source. Such Common Shares so purchased may be outstanding, newly issued or treasury shares;

                    (b) To invest any Trust assets not otherwise invested in accordance with Section 8.02(a) of this Agreement in such deposit accounts and certificates of deposit (including those issued by the Bank), obligations of the United States government or its agencies or such other investments as shall be considered the equivalent of cash;

                    (c) To sell, exchange or otherwise dispose of any property at any time held or acquired by the Trust;

                    (d) To cause stocks, bonds or other securities to be registered in the name of a nominee, without the addition of words indicating that such security is an asset of the Trust (but accurate records shall be maintained showing that such security is an asset of the Trust);

                    (e) To hold cash without interest in such amounts as may be reasonable, in the opinion of the Trustee, for the proper operation of the Plan and the Trust;

                    (f) To employ brokers, agents, custodians, consultants and accountants;

                    (g) To hire counsel to render advice with respect to the Trustee's rights, duties and obligations hereunder, and such other legal services or representation as the Trustee may deem desirable; and

                    (h) To hold funds and securities representing the amounts to be distributed to a Recipient or his Beneficiary as a consequence of a dispute as to the disposition thereof, whether in a segregated account or held in common with other assets of the Trust.
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Notwithstanding anything herein contained to the contrary, the Trustee shall not be required to make any inventory, appraisal or settlement or report to any court, or to secure any order of court for the exercise of any power herein contained, or to give bond.

         8.03 RECORDS AND ACCOUNTS. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection by any legally entitled person or entity to the extent required by applicable law, or any other person determined by the Committee.

         8.04 EARNINGS. All earnings, gains and losses with respect to Trust assets shall be allocated, in accordance with a reasonable procedure adopted by the Committee, to bookkeeping accounts for Recipients or to the general account of the Trust, depending on the nature and allocation of the assets generating such earnings, gains and losses. Without limiting the generality of the foregoing, any earnings on cash dividends or returned capital received with respect to Common Shares shall be allocated (a) to accounts for Recipients, if such shares are the subject of outstanding Awards, and shall become earned and be distributed as specified in Article VII of this Agreement, or (b) otherwise to the Plan Share Reserve if such Plan Shares are not the subject of outstanding awards.

         8.05 EXPENSES. All costs and expenses incurred in the operation and administration of the Plan shall be paid by the Corporation.


                                   ARTICLE IX
                                  MISCELLANEOUS

         9.01 ADJUSTMENTS FOR CAPITAL CHANGES. The aggregate number of Plan Shares available for issuance pursuant to the Awards and the number of Plan Shares to which any Award relates shall be proportionately adjusted for any increase or decrease in the total number of outstanding Common Shares issued subsequent to the effective date of the Plan if such increase or decrease resulted from any split, subdivision or consolidation of shares or other capital adjustment, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation.


         9.02 AMENDMENT AND TERMINATION OF PLAN. The Board may, by resolution, at any time amend or terminate the Plan. The Board may also direct the Trustee to return to the Corporation all or any part of the assets of the Trust, including Common Shares held in the Plan Share Reserve, as well as Common Shares and other assets subject to Awards which have not yet been earned by the Directors or Employees to whom they are allocated; provided, however, that the termination of the Trust shall not affect a Recipient's right to earn Awards and to the distribution of Common Shares relating thereto, including earnings thereon, in accordance with the terms of this Agreement and the grant by the Committee or the Board. All amendments and any termination pursuant to this Section shall be effected in accordance with the regulations of the Office of Thrift Supervision.


         9.03 NONTRANSFERABLE. Awards shall not be transferable by a Recipient. During the lifetime of the Recipient, an Award may only be earned by and paid to the Recipient who was notified in writing of the Award by the Committee pursuant to Section 6.03 of this Agreement. No Recipient or Beneficiary shall have any right in or claim to any assets of the Plan or the Trust, nor shall the Corporation, the Bank or any Subsidiary be subject to any claim for benefits hereunder.

         9.04 DIRECTORSHIP RIGHTS. Neither this Agreement nor any grant of an Award hereunder nor any action taken by the Trustee, the Committee or the Board in connection with the Plan shall create any right, either express or implied, on the part of any Director to continue to serve as a Director of the Bank or a Subsidiary.

         9.05 EMPLOYMENT RIGHTS. Neither this Agreement nor any grant of an Award hereunder nor any action taken by the Trustee, the Committee or the Board in connection with the Plan shall create any right, either express or implied, on the part of any Employee to continue in the employ of the Corporation, the Bank or a Subsidiary.


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         9.06 VOTING AND DIVIDEND RIGHTS. No Recipient shall have any voting or dividend rights or other rights of a shareholder in respect of any Plan Shares covered by an Award, except as expressly provided in Sections 7.01, 7.02 and
7.03 of this Agreement, prior to the time such Plan Shares are actually distributed to such Recipient.


         9.07 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Ohio, except to the extent that federal law, including regulations of the Office of Thrift Supervision, shall be deemed applicable.


         9.08 EFFECTIVE DATE. Subject to Section 6.05 of this Agreement, this Agreement shall be effective as of the ___ day of ____________, 1998.

         9.09 TERM OF PLAN. The Plan shall remain in effect until the earlier of
(a) the termination of the Plan by the Board or (b) the distribution of all assets from the Trust. The termination of the Plan shall not affect any Awards previously granted, and such Awards shall remain valid and in effect until they have been earned and paid or by their terms expire or are forfeited.

         9.10 TAX STATUS OF TRUST. It is intended that the trust established hereby be treated as a grantor trust of the Bank under the provisions of Section 671, et seq., of the Internal Revenue Code of 1986, as amended (26 U.S.C. ss. 671 et seq.).

         IN WITNESS WHEREOF, the following Trustees execute this Agreement, accepting and binding themselves to undertake and perform the obligations and duties of the Trustee hereunder and consenting to the foregoing Agreement effective the ___ day of ____________, 1998.


                                By: ___________________________ (Trustee)


                                By: ___________________________ (Trustee)

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer and duly attested, all as of the ___ day of ____________, 1998.

                                  COLUMBIA FINANCIAL OF KENTUCKY, INC.


                                  By: ______________________________
                                       Robert V. Lynch
                                       its President and Chief Executive Officer
ATTEST:


----------------------------
Carol S. Margrave
its Secretary and Treasurer